Exhibit 99.1

                        PHOENIX GOLD INTERNATIONAL, INC.
                        (FORMERLY, JISHUDOKURITSU, INC.)
                   AMENDED AND RESTATED 1995 STOCK OPTION PLAN


                                   I. PURPOSE

          The purpose of the Plan is to provide a means by which selected Employees, Nonemployee Directors and Consultants may be given an opportunity to acquire stock of the Company. The Company, by means of the Plan, seeks to retain the services of persons who are currently Employees, Nonemployee Directors or Consultants, to secure and retain the services of new Employees, Nonemployee Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, Nonstatutory Stock Options and Restricted Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular person as provided herein.

                                 II. DEFINITIONS

                  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          1. "1934 ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          2. "AWARD" means, individually or collectively, any Option, Restricted Stock Award or Nonemployee Director Option.

          3.  BOARD" means the Board of Directors of the Company.

          4. "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any such section.

          5. "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph A of Article IV.

          6. "COMMON STOCK" means the Common Stock, without par value, of the Company.
          7. "COMPANY" means Phoenix Gold International, Inc., an Oregon corporation.

          8. "CONSULTANT" means any person, including an adviser, engaged by the Company to render services and who does not render such services as an Employee or Nonemployee Director.

          9. "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

          10. "DISABILITY" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     11. "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company.

     l2. "FAIR MARKET VALUE" means, as of any specified date, the reported closing sale price of the Common Stock on the composite tape on that date, or if no such price is reported on that date, on the last preceding date on which such price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the closing sale price of Common Stock on that date, or if no such price is reported on that date, on the last preceding date on which such price of Common Stock is so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         13. "HOLDER" means an Employee, Consultant or a Nonemployee Director who has been granted an Award.

         14. "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422 of the Code.

         15. "NONEMPLOYEE DIRECTOR" means a Nonemployee Director as defined in Rule 16b-3, as such Rule may be amended from time to time.

          16. "NONEMPLOYEE DIRECTOR OPTION" means an Award described in Article IX of the Plan.

          17. "NONEMPLOYEE DIRECTOR OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to a Nonemployee Director Option.

          18. "NONSTATUTORY STOCK OPTION" means a stock option other than an Incentive Stock Option.

          19. "OPTION" means an Award described in Article VII of the Plan.

          20. "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

          21. "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          22. "PLAN" means the Amended and Restated 1995 Stock Option Plan of the Company, as set forth herein and as may be hereafter amended from time to time.

          23. "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

          24. "RESTRICTED STOCK AWARD" means an Award described in Article VIII of the Plan.

          25. "RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function.

          26. "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code; namely, any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

                        III. EFFECTIVE DATE AND DURATION

                                   OF THE PLAN

          The Plan shall be effective as of January 27, 1995, the date of its adoption by the Board and the shareholders of the Company. No further Awards may be granted under the Plan after January 26, 2005. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                               IV. ADMINISTRATION

          A. COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall (i) be appointed by the Board and (ii) consist of Nonemployee Directors.

          B. AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine (i) which Employees, Nonemployee Directors and Consultants shall receive Awards,
(ii) the time or times when Awards shall be granted, (iii) the type or types of Awards to be granted, and (iv) the number of shares of Common Stock which may be issued under each Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also have such additional powers as are delegated to it by the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

          C. LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

          D. COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                                 V. ELIGIBILITY

          Employees, Nonemployee Directors and Consultants are eligible to receive Options and Restricted Stock Awards; provided, however, only Employees are eligible to receive Incentive Stock Options. Only Nonemployee Directors are eligible to receive Nonemployee Director Options. Any Award may be granted on more than one occasion to the same person, and may include an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, or any combination thereof. No employee may be granted options or Restated Stock Awards under the Plan for more than an aggregate of 100,000 shares of Common Stock in connection with the hiring of the employee or 50,000 shares of Common Stock in any calendar year otherwise.

                         VI. SHARES SUBJECT TO THE PLAN

          A. AGGREGATE NUMBER OF SHARES. Subject to Article X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 515,000 shares, after giving effect to a 109-to-one stock split declared by the Board on January 27, 1995. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award, or (ii) to the extent an Award is settled in cash. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award.

          B. STOCK OFFERED. The stock to be offered pursuant to the grant of any Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                                  VII. OPTIONS

          A OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date of grant of such Incentive Stock Option.

          B. LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

C. SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless
(i) at the time such Option is granted the exercise price is at least 110 percent of the Fair Market Value of the Common Stock subject to the Option and
(ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

          D. SEPARATE STOCK CERTIFICATES. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonstatutory Stock Option.

          E. OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value (as of the exercise date of the Option) equal to such exercise price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which the Holder is entitled upon exercise of the Option, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (iii) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (a) vesting of Options, (b) tax matters (including provisions covering any applicable employee wage withholding requirements), and (c) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

          F. EXERCISE PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such exercise price (i) shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted if the Option is an Incentive Stock Option and (ii) shall be subject to adjustment as provided in Article X. An Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The exercise price of an Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

          G.  TERMINATION OF EMPLOYMENT OR SERVICE.

               1. In the event the employment or service of a Holder of an Option by the Company terminates for any reason other than because of Disability or death, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

               2. In the event the employment or service of a Holder of an Option by the Company terminates because of Disability, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option at the date of such termination.

               3. In the event of the death of a Holder of an Option while employed by or providing service to the Company, such Option may be exercised at any time prior to the expiration date of the Option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the Holder was entitled to exercise the Option on the date of death, and only by the person or persons to whom such Holder's rights under the Option shall pass by the Holder's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

               4. The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the Option, and may increase the portion of the Option that is exercisable, subject to such terms and conditions as the Committee may determine.

               5. To the extent that the Option of any deceased Holder or of any Holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase Common Stock pursuant to such Option shall cease and terminate.

          H. RIGHTS AS A SHAREHOLDER. The Holder of an Option under the Plan shall have no rights as a shareholder with respect to the Common Stock subject to such Option until the date of issue to the Holder of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

          I.  OPTIONS  IN  SUBSTITUTION  FOR  STOCK  OPTIONS  GRANTED  BY  OTHER
CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become Employees as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

                         VIII. RESTRICTED STOCK AWARDS

          A. RESTRICTION PERIOD. At the time a Restricted Stock Award is granted, the Committee shall establish a period of time (the "Restriction Period") applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph B of this Article VIII or Article X.

          B. OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. Stock dividends issued with respect to Common Stock awarded pursuant to a Restricted Stock Award shall be treated as additional Common Stock covered by the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service (by retirement, Disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) vesting of Awards, (ii) tax matters (including provisions (x) covering any applicable employee wage withholding requirements and (y) prohibiting an election by the Holder under
Section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine.

          C. EXERCISE PRICE AND PAYMENT. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          D. RESTRICTED STOCK AGREEMENT. At the time any Award is granted under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                        IX. NONEMPLOYEE DIRECTOR OPTIONS

          A. EXERCISE PRICE. The price at which a share of Common Stock may be purchased upon exercise of a Nonemployee Director Option shall be the Fair Market Value of a share of Common Stock on the date such Nonemployee Director Option is granted.

          B. TERM AND LIMITATIONS ON EXERCISE. Each Nonemployee Director Option shall be a Nonstatutory Stock Option and shall have a five-year term from the date of grant, unless earlier terminated as provided in Paragraph G of Article VII or Article X. Each Nonemployee Director Option shall become exercisable at the rate of one-third per year on each of the first three anniversaries of the date of grant, subject to earlier exercise pursuant to Article X. If a Holder ceases to be a Director for any reason, including death or Disability, the exercise of the Option shall be subject to Paragraph G of Article VII.

          C. GENERAL RULES. Nonemployee Director Options shall be governed by the provisions of Article VII to the extent such provisions are not inconsistent with this Article IX. Each Nonemployee Director Option shall be evidenced by a Nonemployee Director Option Agreement.

          D. AUTOMATIC GRANTS. Immediately after the close of each shareholder meeting at which a Nonemployee Director is first elected to the Board, such Nonemployee Director shall automatically be granted a Nonemployee Director Option to purchase 5,775 shares of Common Stock. Immediately after the close of each shareholder meeting thereafter at which such Nonemployee Director is re-elected to the Board, such Nonemployee Director shall automatically be granted a Nonemployee Director Option to purchase 1,400 shares of Common Stock. Notwithstanding the foregoing, no Nonemployee Director shall be granted Nonemployee Director Options covering, in the aggregate, more than 8,575 shares of Common Stock.

                         X. CHANGES IN CAPITAL STRUCTURE

          A. If the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for Awards. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, the option price of outstanding Options and any and all other matters deemed appropriate by the Committee, so that the Holder's proportionate interest and economic value before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. Any adjustment provided for in this Paragraph A of Article X shall be subject to any required shareholder action. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for Options as provided above in this Paragraph A of Article X or in lieu of having the Options continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which Holders shall have the right to exercise Options in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised Options shall immediately terminate.

          B. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

          C. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

                   XI. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder; provided further, that the provisions of Article IX shall not be amended more than once during any period of six calendar months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided further, that the Board may not, without approval of the shareholders, amend the Plan:

               (a) to increase the maximum number of shares which may be issued on grant or exercise of an Award, except as provided in Article X;

               (b) to change the price at which an Award may be granted or exercised, except as provided in Article X;

               (c) to change the class of individuals eligible to receive Awards; or

               (d) to extend the maximum period during which Awards may be granted under the Plan.

                               XII. MISCELLANEOUS

          A. NO RIGHT TO AN AWARD. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, a Consultant or a Nonemployee Director any right to be granted an Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Restricted Stock Agreement or Nonemployee Director Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

          B. NO EMPLOYMENT RIGHTS CONFERRED. Nothing in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or (ii) interfere in any way with the right of the Company to terminate the Employee's employment (or service as a Director, in accordance with applicable corporate law, or service as a Consultant) at any time for any reason, with or without cause.

          C. OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

D. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award granted under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company as a result of any such action.

          E. RESTRICTIONS ON TRANSFER. An Award shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, that with the consent of the Committee, Nonstatutory Stock Options may be assigned or transferred pursuant to a qualified domestic relations order (a "QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. An Award may be exercisable during the lifetime of the Holder only by such Holder, the Holder's guardian or legal representative or the Holder's permitted assignee or transferee under a QDRO.

          F. GOVERNING LAW. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be construed in accordance with the laws of the state of Oregon.

          G. HEADINGS. Headings contained in the Plan are for reference purposes and shall not affect the meaning or interpretation of the Plan.